Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Hartford Creative Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee
Common Stock, par value $0.0001 per share	Common	Rule 457(o)	—	—	$10,000,000	(3)	0.00015310	$1,531.00

Total Offering Amounts					$10,000,000			$1,531.00
Total Fees Previously Paid								$0.00
Total Fee Offsets
Net Fee Due								$1,531.00

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments.